UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

HELIX TCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10200 E. Girard Avenue, Suite B420 Denver, CO 80231
(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2020, Terence Ferraro resigned as a director of Helix TCS, Inc. (the “Company”). On the same date, the Company’s Board of Directors appointed Garvis Toler III as a director to fill the vacancy. TJ Ferraro’s resignation is not due to a disagreement with the Company’s Board of Directors or management or on any matter relating to the Company’s operations, policies or procedures.

Mr. Toler has served as the Company’s President of Data Services since August 2019. From July 2018 to July 2019, Mr. Toler served as Head of OTC Business Development for Kraken Digital Asset Exchange. From March 2015 to September 2016, he served as Global Head of Capital Markets for the New York Stock Exchange. From August 2011 to February 2015, he served as Global Head of Equity Capital Markets and Global Head of Sales for Dealogic. Mr. Toler holds an MBA from New York University and a BS from the University of Virginia.

Mr. Toler receives a base salary from the Company of $120,000 per year.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit
17.1	Resignation letter of Terence Ferraro, dated March 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: March 6, 2020	/s/ Scott Ogur
Scott Ogur
Chief Financial Officer